UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GenMark Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2053069
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

757 S. Raymond Avenue
Pasadena, CA	91105
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-165562.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

GenMark Diagnostics, Inc. (the “Registrant”) registers hereunder its common stock, $0.0001 par value per share (the “Common Stock”). A description of the Registrant’s Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165562) as originally filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 24, 2010	GenMark Diagnostics, Inc.

	By:	/S/ STEVEN KEMPER
Steven Kemper
Chief Financial Officer